UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2006

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2006 ISCO International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) and convertible notes (the “Notes”) with each of Alexander Finance, L.P., and Manchester Securities Corporation L.P. (together, the “Lenders”), pursuant to which each Lender has agreed to loan the Company $2,500,000, or an aggregate of $5,000,000, in convertible debt. The Lenders, including affiliates, are the Company’s two largest shareholders. The transaction is structured as a private placement of securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

The Notes will mature on June 22, 2010 and bear an interest rate of 5% due at maturity. Both the principal amount and any accrued interest on the Notes are convertible into the Company’s common stock at a rate of $0.33 per share, subject to certain anti-dilution adjustments. The Lenders have the right to convert the Notes, both principal and accrued interest, into shares of common stock at the rate of $0.33 per share at any time. The Company has the right to redeem the Notes in full in cash at any time beginning two years after the date of the Agreement. The conversion rate of the Notes is subject to customary anti-dilution protections, provided that the number of additional shares of common stock issuable as a result of changes to the conversion rate is capped so that the aggregate number of shares of common stock issuable upon conversion of the Notes will in no event exceed 19.99% of the aggregate number of shares of common stock presently issued and outstanding. The Notes do not contain market or trading-based ratchet or reset provisions.

The Notes are secured on a first priority basis by all of the Company’s intangible and tangible property and assets. Payment of the Notes is guaranteed by the Company’s two subsidiaries, Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation. The Agreement contains customary representations, warranties and covenants. The closing of the transaction is conditioned upon, among other things, obtaining approval by the American Stock Exchange for the additional listing of shares. The Company is required to file a registration statement covering the resale of the shares of common stock issuable upon conversion of the Notes with the Securities and Exchange Commission within 45 days following the issuance of the Notes. Concurrently with the execution of the Agreement, the Lenders waived their right under the Company’s existing line of credit arrangement to receive the financing proceeds from the issuance of the Notes, allowing the Company to use the funds for product development or general working capital purposes. No fees have been paid to any financial advisor, placement agent, broker or finder in connection with the transactions contemplated by the Agreement and the Notes.

Assuming the Notes are held for the full four year term, 18,505,719 shares of common stock would be required to be issued upon conversion, for both principal and interest. This amount is approximately 10% of the approximately 184 million shares of common stock currently issued and outstanding. As of June 22, 2006, the Lenders, including their affiliates, owned in the aggregate approximately 43% of the Company’s outstanding shares. As a result of this transaction, the combined holdings of the Lenders would be approximately 48% of the Company’s outstanding common stock as of June 22, 2006.

The above description is qualified in its entirety by reference to Exhibits 10.1 through 10.8 attached hereto.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Report is hereby incorporated in Item 2.03 by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Report is hereby incorporated in Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d) Exhibit No	Description
10.1	Securities Purchase Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.2	5% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation

10.3	5% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, L.P.

10.4	Registration Rights Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.5	Fourth Amended and Restated Security Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.6	Fourth Amended and Restated Guaranty of Spectral Solutions, Inc.

10.7	Fourth Amended and Restated Guaranty of Illinois Superconductor Canada Corporation

10.8	Amendment to and Waiver Under the Third Amended and Restated Loan Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: June 28, 2006	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
10.1*	Securities Purchase Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.2*	5% Senior Secured Convertible Note by and between ISCO International, Inc. and Manchester Securities Corporation

10.3*	5% Senior Secured Convertible Note by and between ISCO International, Inc. and Alexander Finance, L.P.

10.4*	Registration Rights Agreement by and among ISCO International, Inc., Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.5*	Fourth Amended and Restated Security Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

10.6*	Fourth Amended and Restated Guaranty of Spectral Solutions, Inc.

10.7*	Fourth Amended and Restated Guaranty of Illinois Superconductor Canada Corporation

10.8*	Amendment to and Waiver Under the Third Amended and Restated Loan Agreement by and among ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation and Alexander Finance, L.P. dated June 22, 2006

*	Filed herewith